Carpenter,
Mountjoy&Bressler

Certified Public Accountants and Advisors

July 12, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

We have read Item 4.01 of Form 8-K dated July 12, 2005, of Lincoln International Corporation and are in agreement with the statements contained therein.

Carpenter, Mountjoy & Bressler, PSC

Carpenter, Mountjoy & Bressler, PSC

Carpenter, Mountjoy & Bressler, PSC
2300 Waterfront Plaza
325 W. Main Street
Louisville, Kentucky 40202-4244
Offices in Louisville, Lexington, Covington and Frankfort

Phone 502-992-2700
Fax 502-992-4700
mail@cmbcpa.com
www.cmbcpa.com